UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report: November 22, 2005 (Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

803 11th Avenue, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement.
     On November 22, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Interwoven, Inc. (the “Company”) approved 2006 target bonus amounts for two executive officers of the Company who are expected to be identified as “named executive officers” in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders. Specifically, the Committee established 2006 on-target incentive pay of $124,000 for John E. Calonico, Jr., Senior Vice President of Finance and Chief Financial Officer, and 2006 on-target incentive pay of $103,200 for David Nelson-Gal, Senior Vice President of Engineering. The payment of target bonus amounts will be subject to the terms and conditions of an incentive bonus plan for 2006 that will be established by the Committee in the future.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: November 29, 2005	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer